                                                                    Exhibit 10.7

                             ACKNOWLEDGEMENT OF LOAN

To Kid Castle Internet Technology Corporation

As Your Company applies for credit line, we approve the amount and the conditions as follows:

                                                           Maturity
Financing          Financing       Acknowledgement        period of
  Type               Amount          conditions              loan           Interest rate
  ----               ------          ----------              ----           -------------
                                  Promissory notes in
                                 installments of three    3 years
                                    years; plus 30%
   Mid-term           $15         notes of franchise                       Base rate of the
loan (Single)       million         royalty for                              Bank + 2.29%
                                    compensation                          (current rate is 6%)
                                    reservation
                  ---------
    Total           $ 15
                   million
                  ---------

Note:

International Bank of Taipei   Local center of Corporate financing in Ching Mei

Date: January 28, 2005

                             ACKNOWLEDGEMENT OF LOAN

To Kid Castle Internet Technology Corporation

As Your Company applies for credit line, we approve the amount and the conditions as follows:

Financing         Financing       Acknowledgement           Maturity
   Type            Amount           conditions           period of loan       Interest rate
   ----            ------           ----------           --------------       -------------
                                  Promissory note                            Base rate of the
 General                             due on the              1 year            Bank + 1.24%
   loan          $5 million      expiration of the                           (current rate is
 (Single)                             loan                                      4.75%)
                 ----------
  Total          $5 million
                 ----------

Note: Management fee for collection of payment $3,000

International Bank of Taipei   Local center of Corporate financing in Ching Mei

Date: April 5, 2004

International Bank of Taipei General Credit Line and Facility Agreement

      The undersigned (hereinafter referred to as "the Contractor"), along with the joint guarantor (hereinafter referred to as "the Guarantor") applies for credit line with International Bank of Taipei Co., Ltd., that is, International Bank of Taipei (including the head office and its affiliates; hereinafter referred to as "the Bank") and promises that all transactions between the Contractor and the Bank are subject to the terms and conditions of the following
Agreement:

A: General Terms and Conditions

Article 1 (The Scope of Indebtedness) FIFTY MILLION NT Dollars.

          Indebtedness or all indebtednesses mentioned in the Agreement refer to liabilities incurred by the Contractor from notes, loans, guaranty, advance payment, overdrawn, discount, acceptance, entrust guaranty, opening letters of Credit, outward bill purchased accounts receivable factoring, credit card consumption and any other liabilities on the basis of basic legal relations of business with the Bank, including interest, delay interest, penalties, damages and related expenses.

          The Contractor has reviewed Article 1 for a reasonable period and agrees and stamps seals of the Contractor as following:

          (stamp)

Article 2 (Notification of Changes and Delivery)

          In case of changes of name, organization, articles of incorporation, stamp specimen, representative person, the authority of representative of the Contractor or other conditions that may affect the benefits of the Bank, the Contractor shall immediately notify the Bank of such change in writing and file an application with the Bank for change or withdrawal of the original stamp specimen. The Contractor agrees to be held fully responsible for transactions before the aforementioned change or withdrawal with the Bank and to pay damages if loss of the Bank is incurred.

          Upon change of the address or the business address of the Contractor, the Contractor shall notify the Bank in writing. If the Contractor do not notify the Bank, the relevant notifications from the Bank shall be deemed to have been delivered to the Contractor after the relevant document has been delivered to the last notified address or the business address of the Contractor and normal mailing period has elapsed.

Article 3 (Joint Liability)

          In the event that the Contractor joins with other obligators to borrow funds from the Bank by signing written agreements or issuing invoices, the funds shall be deemed to have been appropriated to the Contractor even if the Bank appropriates the funds only to another obligator who joins with the Contractor in signing written agreements or issuing invoices, under which circumstance, the Contractor still recognizes its debt obligations and is willing to be held jointly responsible for repayments.

Article 4 (Interest and penalty)

          Interest on all the debts of the Contractor to the Bank shall be calculated according to the interest rate stipulated in the loan approval notification and paid by month, unless otherwise stipulated.

          Unless otherwise stipulated, interest shall be calculated by the base interest rate, posted by the Bank on the day the liability is incurred, plus a 5% annual interest rate.

          If the Contractor fails to pay interest timely or repay the principal, the penalty is calculated in the following manner: Delay for no more than six months, the agreed interest rate x 10%. Delay for over six months, the agreed interest rate x 20%.

Article 5 (Acceleration Clause)

          1. In the event that any of the following circumstances occurs to all debts borne by the Contractor to the Bank, the Bank may, without prior notification, reduce the payment of the credit line, shorten the credit period, or regard all principal and interest as due from time to time.

          (1) The Contractor fails to repay any debt as agreed or repay the principal.

          (2) The Contractor files the petition for settlement in accordance with Bankruptcy law, bankruptcy, re-organization under the Company Law; is declared by the clearinghouse to be suspended as a dishonored account; ceases business operations; or commences liquidation.

          (3)  The Contractor fails to provide guaranties under the Agreement.

          (4) The Contractor's heir declares limited succession or gives up succession due to death of the Contractor.

          (5) Main properties of the Contractor are declared confiscated due to criminal charges.

          2. In the event of any of the following circumstances occurs to all debts born by the Contractor to the Bank, the Bank may, with prior notification, reduce the payment of the credit line, shorten the credit period, or regard all principal and interest as due.

          (1)  The Contractor fails to pay interest in relation to any debt.

          (2) Collateral is attached, lost, devaluated or is insufficient to warrant the credit.

          (3) The actual use of loans that the Contractor owes to the Bank is not consistent with the purpose approved by the Bank or is not used appropriately.

          (4) The Contractor is subject to compulsory execution, provisional detention, provisional disposition, or other injunctions, which lead to the danger that the debts of the Bank may not be paid.

          (5)  Merger with others.

          3. If the representation of and information provided by the Contractor and Guarantor, when transacting with the Bank, is false or dishonest, such as hiding information, if the Contractor and Guarantor violate agreements or promises, or if there is other objective bad action such that the Bank has to protect its own interest, the Bank may, without prior notice, reduce the payment of the credit line, shorten the credit period, or regard all principal and interest as due.

Article 6 (Exercise of Right to Offset against Immature Debts.)

          The Contractor and Guarantor understand that the Bank is entitled to offset all deposits of the Contractor and Guarantor in the Bank and all immature credits that the Contractor and Guarantor have against the Bank to pay off the Contractor's and the Guarantor's indebtedness to the Bank, irrespective of whether the indebtedness is due or not. Meanwhile, the deposit slips, account books, checks or other certificates issued by the Bank to the Contractor or the Guarantor shall become void within the scope of offset. The Bank shall not exercise its right to offset under any of the following three circumstances:

          1.  Prohibited by laws;

          2.  Otherwise agreed to by the parties hereto; or

          3. The Bank makes payment to the Contractor due to management without obligation or trust by a third party because of transactions.

Article 7 (Mortgage Disposal and Offset)

          For all debts borne by the Contractor to the Bank, in the event that the repayment proposed by the Contractor is insufficient to repay all indebtedness of the Contractor, the Bank may directly dispose of the mortgage and the indebtedness will be offset in the order specified by law. But if the offset order stipulated by the Bank is more favorable to the Contractor, it shall be followed.

Article 8 (Supervision, Audit, Review and Provision of Information)

          The Contractor, its legal representative and the Guarantor are willing to accept inspection for use of the credit, auditing of the operating property and inspection of collateral, and review of relevant account books, reports (including consolidated financial statement of affiliates), bills, and documents by the Bank from time to time. If the Bank deems it necessary, the Bank may request the Contractor to complete and submit the aforementioned credit information within the time limit or provide accounting & financial statements audited by Certified Public Accountant recognized by the Bank and contact the CPA to provide working sheets. If the Bank deems the financial reports and other documents provided by the Contractor to be false, upon notification by the Bank, the Contractor will be deemed to be the default party. Nevertheless, it is not the Bank's obligation to conduct such supervision, auditing and review.

          If the Bank considers the Contractor's financial structure to be improved, the Bank may request the Contractor to undertake improvements in the financial structure, and the Contractor must follow the instructions from the Bank.

          The Contractor is willing to accept that if it is necessary and if the specific objectives are specified in the Bank's or the Joint Credit Information Center's (JCIC) registered business scope or business items specified in its articles of incorporation, the Bank and JCIC may collect, process by computer, and utilize the Contractor's financial or tax information . The Contractor is also willing to accept that its CPA send a copy of the audit report of credit to JCIC to record the files.

Article 9 (Acknowledge of Defects, Damages, Loss of Instruments or Debt Notes)

          In the event that instruments, debts signed, endorsed, accepted and guaranteed by the Contractor and certificates of obligation relating to all other debts owed to the Bank are damaged or lost due to incidents, force majeure or reasons that are not attributed to the Bank, or documents of obligation such as debit notes are altered without gross diligence of the Bank, the Contractor is willing to acknowledge and accept all records in account books, vouchers, documents produced via computer, photocopies and reduced edition of correspondence of the Bank unless the Contractor can actually prove there is any mistake in the aforesaid books and documents which the Bank shall correct. The Contractor shall pay off all expenses, penalties, principal and interest surrounding debts that are due or furnish instruments, debit notes or other documents of obligations prior to maturity of the debts as required by the Bank.

Article 10 (Return and Replacement of Collaterals and Certificates)

          Those who hold the receipt or custody certificate of collateral that is issued by the Bank to the Contractor, or who hold the bankbook, registered stamp of the Contractor, collection document signed by the Contractor come to the Bank to ask return or replace the collaterals, certificates or other related documents will be treated as the agent of the Contractor, and the Bank may approve the return or the replacement of collateral.

Article 11 (Change of Guarantor)

          In the event that the Bank, based on stipulations concerning acceleration clause in Article 5 of the Agreement, considers it necessary to change guarantor due to poor credit records of the guarantor, the Contractor shall change the guarantor immediately after receiving notice from the Bank. The guaranty liabilities of the original guarantor, whether an individual or several persons, shall be released upon the Bank's notice after the new guarantor(s) sign(s) the guaranty agreement and the consents of the other original guarantors have been obtained. However, in the event it is agreed that the new guarantor shall not be responsible to guarantee debts occurring prior to change of guarantor, the guaranty liabilities of the original guarantor can be released only after the main debts occurring prior to change of guarantor are fully paid and the procedure of change is completed.

Article 12 (Guaranty of the Contractor and the Guarantor)

          If the principal debtor does not perform according to the agreement, the Contractor and the Guarantor of the debt are jointly responsible for the guaranty stipulated by relevant laws and this Agreement as well as the following items:

          (1) The Guarantor agrees that before the principal debt which the Guarantor has guaranteed is cleared off, if the Guarantor has partly satisfied the Bank, to the extent of the performance, the Guarantor is subrogated to the claim of the Bank against the principal debtor, but the Guarantor shall not exercise it to the detriment of the Bank's remaining rights, if the rights are partly or completely guaranteed by the guarantor.

          (2) Even though the Bank has not notified the principal debtor or filed proceedings for compulsory execution against the property of the principal debtor, the Bank may ask the Guarantor to perform first.

          (3) The Guarantor's liability is not affected by the death, dissolution, change of organization, merger, reorganization, change of directors or supervisors, bankruptcy, or reconciliation of the principal debtor.

          (4) The Guarantor may, pursuant to Article 754 of the Civil Code, at any time terminate the contract by giving notice to the Bank. Not until the notice is legally delivered to the Bank does the termination come into effect. The guarantor is liable for the obligations incurred by the principal debtor before the notice has reached the Bank.

          (5) After the Contractor and the Guarantor have completely satisfied the Bank, the Contractor and the Guarantor may ask the Bank to transfer mortgage or other pledge rights, but the Contractor and the Guarantor will not dissent in defects of the mortgage or pledge. The Contractor has reviewed Article 12 for a reasonable period and agrees and stamps seals of the Contractor as follows:

          (stamp)

Article 13 (Jurisdiction)

          In the event the Contractor or the Guarantor is a foreign individual or a foreign legal person, the debts incurred under the Agreement, the related legal requirements and validity of each obligation shall be governed by the laws of Republic of China.

          The place of performance of the Agreement shall be the place where the Bank is located. It is agreed that any law suit in which the Contractor or the Guarantor is involved with respect to the Agreement shall be filed in Taipei District Court or (intentionally blank) district court for the first instance, unless any special provision is made on exclusive jurisdiction by law.

Article 14 (Coming into effect)

          This Agreement supplements the general agreement of the loan approval notification and has equal legal effect as the documents relevant to the Contractor's credit application each time. This Agreement comes into effect after the Contractor signs or stamps and then delivers it to the Bank.

Article 15 (Stipulations other than this Agreement)

          Beside the stipulations in the Agreement, the Contractor and the Guarantor, according to the nature of various loans, will not object to the content of the documents which the Contractor signs or provides when utilizing the credit scope, such as loan approval notification, instruments, application of credit line, overdraft contract, discount contract, entrust guarantee contract, application of opening letter of credit, general pledge contract, application of outward bill purchased, accounts receivable factoring contracts, application of international accounts receivable factoring, authorization of delivery, etc.

Article 16 (Transactions by fax, electronics, and telephone)

          The Bank may, from time to time, decide by itself whether to allow customers to transact by fax, electronics, and telephone according to the Bank's relevant stipulations and safety measures. If customers decide to employ the aforementioned methods, customers shall themselves bear all the relevant risks (including but not limited to the risks of breaking down of telecommunication or unauthorized transactions), and the Bank is not responsible for any liability. Customers are willing to accept that 1. The Bank can accept and trust any communication consistent with the safety measures; the Bank can deem it as true and authorized; the Bank is not obliged to confirm the factuality of the communication. 2. Customers are constrained by the content of the communication. The Bank has the right (but no obligation) to record the relevant communication, and the recording shall be the decisive evidence to relevant transactions, from which customers will not dissent.

Article 17 (Other stipulations)

          Transference: The Bank may notify the Contractor (without its consent) that the Bank has completely and partly transferred its right, along with guaranty, towards the Contractor to a third party, in order to make the receiver obtain the benefits originally owned by the Bank. The Bank may also, without notification to or consent by the Contractor, allow a third party to be involved completely or partly in the financing, debts, and/or guaranty.

          Language: The Agreement, financing application form, financing documents and documents related to guaranty may be made in Chinese or in English. If there is any inconsistency between the Chinese and the English version, the Chinese version shall supersede.

          None-waiver: The reluctance of the Bank to employ a stipulation in any clause in this Agreement shall not be deemed as renouncing the stipulation in the putative clause or other clauses. Any renouncement by the Bank of any stipulation in this Agreement shall be in writing and specified explicitly. Renouncement of one clause does not influence the effect of other clauses.

B: Individual Credit Special Clauses

      The Contractor is willing to accept the following stipulations when employing the following crediting articles:

Article 1 (Application for general working capital loan)

          When the Contract applies for short-term working capital loan, the credit fund shall be used for short-term working capital, and shall not be changed into long-term use.

Article 2 (Providing bills for crediting)

          1. The bill provided by the Contractor shall be obtained by the Contractor from legal transactions, such as sales of goods, lease, or service provision. Bill issuer, endorser, acceptor, and guarantor shall pass the credit inquiry by the Contractor, in order to assure their credit. The bill shall be acknowledged by the Bank and endorsed then delivered to the Bank as the source for repayment.

          2. If the bill, as the Contractor's pledge to loan from the Bank, due to delivery or other accidents, is lost or damaged, or if the bill is forfeited or altered, so that the bill loses its legal effect, the Contractor is willing to repay the bill by the amount registered in the Bank's books.

          3. Except a discount bill, which shall be deposited to the Bank and directly collected and offset on the date due, the Contractor is willing to entrust the bill to the Bank, and, on the date due, authorize the Bank to collect and deposit the bill in another ad hoc account "Special Allowance Account", which the Bank establishes for the Contractor. The Contractor is also willing to accept the following agreements:

          (1) The Contractor authorizes the Bank to draw money from that account from time to time to offset any debt born by the Contractor to the Bank. This Agreement shall be used as the evidence of authorization.

          (2) Without prior consent by the Bank, the Contractor may not use the deposit in that account.

Article 3 (Acceptance or guaranty of bills)

          1. The relevant fees, incurred by the Contractor's asking the bank to accept or guarantee the bill, shall be paid upon notification by the Bank.

          2. If the Contractor does not pay on time the money owing under the promissory note which the Contractor has signed such that the Bank has to make advanced payments, the Contractor shall, from the date the Bank must make such advanced payments to the date the Bank is satisfied, pay interest, calculated according to the Bank's highest NTD loan interest rate, in addition to the penalty stipulated by the contract. Delay for no more than six months, the penalty shall be the aforementioned interest rate x 0.1. Delay for over six months, the penalty shall be the aforementioned interest rate x 0.2.

Article 4 (Application for export loans)

          1.  Required documents:

          The Contractor shall submit L/C recognized by the Bank, export collection paper, foreign order, export contract, order or contract from domestic traders to buy export products, which clearly specifies the method or date of payment, and papers such as contracts to export cooperatively or to process exporting goods. The amount of loan is decided by the Bank directly after reviewing the above papers.

          2.  The Contractor is willing to accept that:

          (1) If the Contractor applies for loan with export L/C or export collection paper, the settlement of exchange of the L/C and the export collection procedure shall be entrusted to the Bank. The Contractor is also willing to accept that the money obtained from settlement of exchange, export collection, or other exports income shall be given priority to repaying the principal and interest of the loan.

          (2) If the Contractor applies for a loan with foreign order or export contract, the Contractor agrees that when the Contractor receives the order or L/C under the contract, or when export collection paper is ready, these papers shall be delivered to the Bank immediately, and, within the loan term, the Contractor shall apply to the Bank for outward documentary bills, export collection, and other procedures for settlement of exchange. The Contractor is also willing to accept that the money obtained from export shall be given priority to repaying the principal and interest of the loan.

          (3) If the Contractor applies for a loan with the order or contract from domestic traders to buy export products, and papers such as contracts to export cooperatively or to process exporting goods, the Bank may request the Contractor to submit a confirmation agreement stating that the payer in the aforementioned papers shall pay the money directly to the Bank. The Contractor is also willing to accept that the money shall be given priority to repaying the principal and interest of the loan.

          (4) If the Contractor applies for a loan without papers such as export L/C, export collection paper, order, contract, or agreement, the Contractor is also willing to accept that, within a reasonable time limit, the money obtained from settlement of exchange, export collection, or other exports shall be given priority to repaying the principal and interest of the loan.

Article 5 (Entrust Domestic Open Sight or USANCE Letter of Credit)

          1. Each time the Contractor entrusts opening L/C, the Contractor shall submit promissory notes (whose amount is stipulated in the L/C) to the Bank, for repaying all the indebtedness born by the Contractor to the Bank in the Agreement. Whether the amount in the promissory note is the same as that of the Bank's advancement payment, acceptance or payment of the bill of exchange, the Bank may present and collect the payment of the promissory note. The Contractor is willing to accept that the Contractor may not claim to the Bank for the loss incurred. If the promissory note lacks any necessary items, the Bank may fill it in, and this Agreement shall be the evidence of authorization.

          2. If the bill of exchange and ancillary paper, provided by the beneficiary of the L/C under this Agreement according to the L/C stipulations, are, under the Bank's review, formally consistent with the stipulations of the L/C, the Bank may pay advanced payment, accept, or pay. Even though the aforementioned bill of exchange and ancillary paper are afterwards deemed forfeited, altered or disputed for other reasons (including inconsistent quality or quantity of goods with the paper), the Bank is not responsible for this, from which the Contractor will not dissent for any reason.

          3. After the domestic open sight L/C is paid in advance by the Bank and the Contractor is notified, the Contractor is willing to pay the Bank the principal and interest within ten days, counted from the advance payment date. The aforementioned interest shall be calculated according to the Bank's base interest rate plus a regulated rate published on the date of advance payment, and the interest shall be paid at one time. If the payment is delayed, the Contractor shall, since the date of delay, pay interest, calculated according to the Bank's highest NTD loan interest rate, in addition to the penalty stipulated by the contract. Delay for no more than six months, the penalty shall be the aforementioned interest rate x 0.1. Delay for over six months, the penalty shall be the aforementioned interest rate x 0.2.

          4. The Contractor shall pay all handling charges incurred by the application of the open letter of credit upon receipt of the Bank's notification.

          5. In the case when the L/C in this Agreement is delivered mistakenly, delayed, or interpreted mistakenly, when the order or the goods specified in the order are completely or partly lost, delayed or not delivered, and when the goods no matter in or after transportation are lost or damaged due to no insurance, insufficient insurance, detention or delay by any third party, or other reasons, the Bank is not responsible for this, and the Contractor must still pay the full amount according to the stipulations in the L/C.

          6. If goods are bought according to the stipulations in the L/C and the Contractor incurs a loss due to delayed delivery by the beneficiary of the L/C or other force majeure, it shall be born by the Contractor.

          7. If the Contractor entrusts domestic USANCE letter of credit, the Bank may continue credit of NTD to the Contractor for the Contractor's financial needs, in order to repay the Bank's advance payment of bill of exchange for the Contractor.

Article 6 (Entrust Foreign Open Sight or USANCE Letter of Credit)

          1. The Contractor authorizes the Bank to pay bills of exchange amount under every letter of credit.

          2. The Contractor shall apply to the Bank for open letter of credit item by item with open letter of credit application form, authorization paper from the authorities in charge, or the relevant documents requested by the Bank; however, when the Bank deems necessary, the Bank may cease open letter of credit from time to time without prior notification.

          3. If the Contractor entrusts the Bank with open letter of credit, the Contractor shall at first, according to the Bank's rules, pay guaranty that is a certain ratio of the amount of money specified in the L/C. The remaining money will be paid in advance by the Bank when the negotiating bank pays. The Contractor is also willing to accept that the confirmation letter of settlement of exchange or the relevant account books of the Bank may be the evidence, and that all the goods stipulated in each L/C will be the guaranty.

          4. The Contractor is also willing to accept that if the bill of exchange and ancillary papers under the L/C is deemed as prima facie true by the Bank or the Bank's agent, even though it is ex post proved to be false, forfeited, or defected in other aspects, the Bank or the Bank's agent is not responsible for this, and the Contractor still has to repay the advanced payment by the Bank.

          5. In the case when the L/C in this Agreement is delivered late or interpreted mistakenly, when the value or the goods specified in the order are completely or partly lost, delayed or not delivered to the destination, and when the goods no matter in or after transportation are lost or damaged due to no insurance, insufficient insurance, detention or delay by any third party, or other reasons, the Bank or the Bank's agent is not responsible for this, and the Contractor still has to repay the advanced payment by the Bank.

          6. The Contractor is also willing to accept that upon arrival of each paper under L/C, the Contractor shall, within three days upon notification by the Bank, sign and return the notification of arrival. If the Contractor does not complete the process within three days, the Contractor will be taken as willing to receive the paper without dissent and to repay every advanced payment by the Bank by the designated date and method by the Bank. Nevertheless, if the Bank requests that the Contractor pay before the scheduled time, the Contractor shall pay immediately. If the L/C is of the seller's USANCE type, the Contractor authorizes the Bank or the Bank's agent to accept a bill of exchange under the L/C and to pay the bill of exchange on the date due. If there is discount fee or interest that shall be born by the Contractor, the Contractor shall pay it immediately upon notification by the Bank.

          7. The Contractor is also willing to accept that, upon request by the Bank, the Contractor shall immediately pay all the handling fees and expenses incurred by the Bank or transaction banks concerning notification disposition or purchase, confirmation, reimbursement between banks, modification to the clauses of L/C, issuance of bill of exchange and/or other reasons related to the L/C. These fees and expenses may be incorporated into the amount of bill of exchange and/or invoice or may separately be requested. Not until the Contractor pays all the aforementioned bill of exchange money, its interest, above handling fees and expenses may it dissent or do other things.

          8. The Contractor is also willing to accept that when the Contractor, according the preceding article, pays the debts, incurred by each L/C under this Agreement, the Contractor shall also pay interest, from the date the Bank or the Bank's agent pays to the date the Contractor satisfies the Bank, counted according to the Bank's loan interest rate. If the Contractor does not pay on the date due, not only will the Contractor be charged the delay interest, counted according to the Bank's general foreign exchange credit interest rate, but the Bank may also change the debt into a NTD one, from which the Contractor and the Guarantor will not dissent concerning the change date exchange rate amount or interest rate. Nevertheless, the Bank has no obligation to change. If the debt is repaid in NTD, the Contractor shall pay delay interest, calculated according to the base interest rate plus 2.5% annual interest rate, in addition to a delay penalty. Delay for no more than six months, the penalty shall be the aforementioned interest rate x
              0.1. Delay for over six months, the penalty shall be the aforementioned interest rate x 0.2.

          9. The guaranty provided by the Contractor has to be owned by the Contractor. If any third party claims right to the guaranty which leads to dispute and thus loss to the Bank, the Contractor is responsible for paying damages to the Bank.

          10. If the guaranty provided by the Contractor has to be registered or transferred, the Contractor is willing to process the registration and transfer immediately and submit the certificate to the Bank. The expense of registration and transfer shall be born by the Contractor.

          11. If the goods (including goods in transportation) under each L/C are damaged due to default or delayed delivery of the L/C beneficiary or other force majeure, it shall be born by the Contractor. If the L/C beneficiary does not draw the whole or part of the L/C in time or the L/C is over the date due, the Bank may directly cancel the L/C and use the guaranty to offset the advanced payment under each L/C.

          12. If the guaranty is in danger of damage or the value of guaranty declines, the Contractor is willing to provide more guaranties. If the Bank deems necessary, the Bank may directly dispose of the guaranty to offset the principal and interest of the advanced payment by the Bank and all expenses incurred by disposal of the guaranty.

          13. The Contractor is willing to insure the whole value of the goods under each L/C, with prior consent by the Bank concerning the insurer, type of insurance, and conditions of insurance, and the Bank shall be the insurance's beneficiary. The original copy of the insurance paper and the carbon copy of the receipt of insurance fees shall be submitted to the Bank. All the insurance expenses shall be born by the Contractor. If the Contractor delays in insuring or does not re-insure after expiry of the insurance, the Bank is authorized to insure on the Contractor's behalf but the Bank is not obliged to do so. If the insurance expenses are paid by the Bank in advance, the Contractor is willing to pay back immediately. If the Contractor delays in repaying, the Bank may list it in the debt and collect interest according to Clause 8 of this agreement.

          14. If the Contractor does not perform the stipulations in the Agreement, or if the Bank believes that the Contractor may not fully satisfy the Bank, the Bank may request the Contractor and the Guarantor to pay jointly advanced payments from time to time, and the Bank may, without prior notification to the Contractor or the Guarantor, directly dispose of the guaranty to offset the principal and interest of the advanced payment by the Bank and all expenses incurred by disposal of the guaranty. If the Contractor or the Guarantor deposits in the Bank any asset (including various kinds of deposits or other kinds of rights), the Bank may retain or directly dispose of or offset the asset. The Contractor and the Guarantor are still responsible for any debt left.

          15. The Contractor is willing to sign another delegation paper to authorize the Bank to report to the customs and draw goods from the customs on the Contractor's behalf and to auction (including the method of disposal, date, and price) if necessary. The expenses or losses incurred are born by the Contractor.

          16. The Contractor agrees that matters not stipulated in this Agreement shall be governed by relevant laws and regulations, charters of the Bank and bank union, and the newest "Uniform Customs and Practice for Documentary Credits" issued by the International Chamber of Commerce.

C: Individual Negotiation Clause

Article 1

          The Contractor and the Guarantor agree that the Bank, in order to understand the Contractor's and the Guarantor's credit, crediting judgment, and other specific objectives consistent with specific purposes of the Bank's registered business items, may provide the bank itself, other banks, affiliates, the Securities Central Depositary Company, Joint Credit Information Center, National Credit Card Center, receivers of the Bank's credit or debt, or delegates of the Bank with the Contractor's and the Guarantor's relevant basic information, financial information, deposit information, exchange information, credit card personal information, credit transaction information, credit investigation report, personal information relating to crediting, notes information, and other personal credit information relating to this Agreement, for them to collect, process in computer, transmit internationally, and employ. The Bank may also provide the aforementioned organizations with the Contractor's and joint guarantor's relevant information.

Article 2

          If the debt born by Contractor and the Guarantor to the Bank is in foreign currency and is not repaid within agreed date, the Bank can change the debt into New Taiwan Dollars, and the Contractor and the Guarantor will not object to the change date, exchange rate amount, or interest rate. Nevertheless, the Bank is not obliged to change the debt.

Article 3

          The loan money shall be remitted to No. (intentionally blank) account of the Bank on the date specified by the Contractor.

Article 4

          The Contractor authorizes the Bank to pay the principal and interest (including any penalty) that have to be repaid each month from the Contractor's account (No. intentionally blank) in the Bank. This Agreement shall be the evidence of authorization.

Article 5

          The Contractor and the Guarantor are willing to accept the signature and stamp as the specimen of authorization in a credit transaction of bills, loans, advanced payment or guarantee. Documents with the specimen of signature or stamp shall be deemed valid.

The Contractor agrees to affix the stamp specimen to one copy. Only this copy is effective.

Stamp Specimen
(Stamp)

The Contractor and Joint Guarantor declare that all clauses have been reviewed within reasonable period. The Contractor and Guarantor fully understand the content and agree to affix the stamp specimen.

To International Bank of Taipei

  Guarantee Signature and Stamp          Guarantee Date        Guarantor
  -----------------------------          --------------        ---------
Signature                Stamp

Kid Castle Internet      (Stamp)         Mar 19, 2004
Technology Corporation
(Stamp)

Wang, Kuo-An             (Stamp)         Mar 19, 2004

Chiu-Yu-En               (Stamp)         Mar 19, 2004

Contractor: /s/ Kid Castle Internet Technology Corporation

Address: 1st Floor, No. 148, Chienkuo Road, Hsintien City

Jointly Guarantor: /s/ Wang, Kuo-An

Address: 8th Floor, No. 166, Chienkuo Road, Hsintien City, Taipei County

Jointly Guarantor:  /s/ Chiu-Yu-En

Address:  No. 71, Sec. 1, Nan-Chang Road, Taipei City

Jointly Guarantor:

Address:

Jointly Guarantor:

Address:

Jointly Guarantor:

Address:

Jointly Guarantor:

Address:

Jointly Guarantor:

Address:

March 19, 2004

                                       20